UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 29, 2022

SABINE PASS LIQUEFACTION, LLC

(Exact name of registrant as specified in its charter)

Delaware	333-192373	27-3235920
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

700 Milam Street

Suite 1900

Houston, Texas 77002

(Address of principal executive offices) (Zip Code)

(713) 375-5000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Twelfth Supplemental Indenture

On November 14, 2022, Sabine Pass Liquefaction, LLC, a Delaware limited liability company (the “Company”), and a wholly owned subsidiary of Cheniere Energy Partners, L.P. (“Cheniere Partners”), entered into a Purchase Agreement (the “Purchase Agreement”) with Goldman Sachs & Co. LLC, as representative of the initial purchasers named therein (the “Initial Purchasers”), to issue and sell to the Initial Purchasers $430,000,000 aggregate principal amount of its 5.900% Senior Secured Amortizing Notes due 2037 (the “Notes”). The Notes were issued at a price equal to 99.856% of par.

On November 29, 2022 (the “Issue Date”), the Company closed the sale of the Notes pursuant to the Purchase Agreement. The sale of the Notes was not registered under the Securities Act of 1933, as amended (the “Securities Act”), and the Notes were sold on a private placement basis in reliance on Section 4(a)(2) of the Securities Act and Rule 144A and Regulation S thereunder.

The Notes were issued on the Issue Date pursuant to the indenture, dated as of February 1, 2013 (the “Base Indenture”), by and among the Company, the guarantors that may become party thereto from time to time and The Bank of New York Mellon, as Trustee under the Indenture (the “Trustee”), as supplemented by the eighth supplemental indenture, dated as of September 19, 2016 (the “Eighth Supplemental Indenture”), and a twelfth supplemental indenture, dated as of the Issue Date, between the Company and the Trustee, relating to the Notes (the “Twelfth Supplemental Indenture”). The Base Indenture as supplemented by the Eighth Supplemental Indenture and the Twelfth Supplemental Indenture is referred to herein as the “Notes Indenture.”

Under the terms of the Twelfth Supplemental Indenture, the Notes will mature on September 15, 2037 and will accrue interest at a rate equal to 5.900% per annum on the principal amount from the Issue Date, with such interest payable semi-annually, in cash in arrears, on March 15 and September 15 of each year, beginning on March 15, 2023. The Notes are fully amortizing, with a weighted average life of approximately 9.5 years (from the date of issuance of the Notes) and amortization payments delayed until September 15, 2025.

The Notes are senior secured obligations of the Company and rank senior in right of payment to any and all of the Company’s future indebtedness that is subordinated in right of payment to the Notes and equal in right of payment with all of the Company’s existing and future indebtedness (including all obligations under the Company’s senior working capital revolving credit and letter of credit reimbursement agreement and all of the Company’s outstanding senior secured notes) that is senior and secured by the same collateral securing the Notes. The Notes are effectively senior to all of the Company’s senior indebtedness that is unsecured to the extent of the value of the assets constituting the collateral securing the Notes.

As of the Issue Date, the Notes were not guaranteed but will be guaranteed in the future by all of the Company’s future restricted subsidiaries. Such guarantees will be joint and several obligations of the guarantors of the Notes. The guarantees of the Notes will be senior secured obligations of the guarantors.

At any time or from time to time prior to March 15, 2037, the Company may redeem all or a part of the Notes, at a redemption price equal to the “make-whole” price set forth in the Twelfth Supplemental Indenture, plus accrued and unpaid interest, if any, to the date of redemption. The Company also may at any time on or after March 15, 2037, redeem the Notes, in whole or in part, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest, if any, to the date of redemption.

General

The Notes Indenture also contains customary terms and events of default and certain covenants that, among other things, limit the Company’s ability and the ability of the Company’s restricted subsidiaries to incur additional indebtedness or issue preferred stock, make certain investments or pay dividends or distributions on capital stock or subordinated indebtedness or purchase, redeem or retire capital stock, sell or transfer assets, including capital stock of the Company’s restricted subsidiaries, restrict dividends or other payments by restricted subsidiaries, incur liens, enter into transactions with affiliates, dissolve, liquidate, consolidate, merge, sell or lease all or substantially all of the Company’s assets and enter into certain LNG sales contracts. The Notes Indenture covenants are subject to a number of important limitations and exceptions.

The foregoing description of the Twelfth Supplemental Indenture is qualified in its entirety by reference to the full text of the Twelfth Supplemental Indenture, which is filed as Exhibit 4.1 hereto, and is incorporated by reference herein. The foregoing description of the Notes Indenture is qualified in its entirety by reference to the full text of the Notes Indenture, which is incorporated by reference herein. A copy of the Base Indenture was filed as Exhibit 4.1 to the Current Report dated February 4, 2013, filed by Cheniere Partners on Form 8-K. A copy of the Eighth Supplemental Indenture was filed as Exhibit 4.1 to the Current Report dated September 23, 2016, filed by Cheniere Partners on Form 8-K. Any capitalized terms used herein and not otherwise defined have the meaning ascribed to them in the Notes Indenture.

Registration Rights Agreement

In connection with the closing of the sale of the Notes, the Company and Goldman Sachs & Co. LLC, as representative of the respective Initial Purchasers, entered into a Registration Rights Agreement dated the Issue Date (the “Registration Rights Agreement”). Under the terms of the Registration Rights Agreement, the Company has agreed, and any future guarantors of the Notes will agree, to use commercially reasonable efforts to file with the U.S. Securities and Exchange Commission and cause to become effective a registration statement with respect to an offer to exchange any and all of the Notes, for a like aggregate principal amount of debt securities of the Company issued under the Notes Indenture and identical in all material respects to the respective Notes sought to be exchanged (other than with respect to restrictions on transfer or to any increase in annual interest rate), and that are registered under the Securities Act. The Company has agreed, and any future guarantors of the Notes will agree, to use commercially reasonable efforts to cause such registration statement to become effective within 360 days after the Issue Date. Under specified circumstances, the Company has also agreed, and any future guarantors will also agree, to use commercially reasonable efforts to cause to become effective a shelf registration statement relating to resales of the Notes. The Company will be obligated to pay additional interest if it fails to comply with its obligations to register the Notes within the specified time periods.

This description of the Registration Rights Agreement is qualified in its entirety by reference to the full text of the Registration Rights Agreement, a copy of which is filed as Exhibit 10.1 hereto and is incorporated by reference herein.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 of this report is incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits.

d) Exhibits

Exhibit Number	Description

4.1†	Twelfth Supplemental Indenture, dated as of November 29, 2022, between Sabine Pass Liquefaction, LLC and The Bank of New York Mellon, as Trustee under the Indenture.

10.1†	Registration Rights Agreement, dated as of November 29, 2022, between Sabine Pass Liquefaction, LLC and Goldman Sachs & Co. LLC.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

†	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SABINE PASS LIQUEFACTION, LLC

Dated: November 29, 2022	By:	/s/ Zach Davis
	Name:	Zach Davis
	Title:	Chief Financial Officer

4